CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Covington Trust of our report dated August 13, 2026, relating to the financial statements and financial highlights of Fidelity Enhanced Emerging Markets ETF, Fidelity Enhanced International ETF, Fidelity Enhanced Large Cap Core ETF, Fidelity Enhanced Large Cap Growth ETF, Fidelity Enhanced Large Cap Value ETF, Fidelity Enhanced Mid Cap Core ETF, Fidelity Enhanced Mid Cap Growth ETF, Fidelity Enhanced Mid Cap Value ETF, Fidelity Enhanced Small Cap Core ETF, Fidelity Enhanced Small Cap Growth ETF, Fidelity Enhanced Small Cap Value ETF, and Fidelity Enhanced U.S. All-Cap Equity ETF, which appears in Fidelity Covington Trust’s Certified Shareholder Report on Form N-CSR for the period ended June 30, 2026; of our reports dated October 15, 2026, relating to the financial statements and financial highlights of Fidelity CLO ETF, Fidelity Enhanced High Yield ETF, Fidelity Preferred Securities & Income ETF, and Fidelity Sustainable High Yield ETF, which appear in Fidelity Covington Trust’s Certified Shareholder Report on Form N-CSR for the period ended August 31, 2026. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 22, 2026